Exhibit 99.1

Synlogic Announces Appointment of Michael Jensen as Chief Financial Officer

CAMBRIDGE, Mass., March 3, 2022 — Synlogic, Inc. (Nasdaq: SYBX), a clinical-stage biotechnology company developing medicines for metabolic and immunological diseases through its proprietary approach to synthetic biology, today announced the appointment of Michael Jensen as Chief Financial Officer. Mr. Jensen brings extensive and diversified experience within global pharmaceutical and medical device companies to Synlogic, spanning analytics, financial management, information systems, and operations.

“I am delighted to welcome Michael to Synlogic,” said Aoife Brennan, M.B. Ch.B., Synlogic President and Chief Executive Officer. “Michael has an impressive finance and operations background from his roles at multiple biopharma and healthcare companies. This broad experience will be critical as we progress toward late phase development.”

“I’m excited to join Synlogic during such a transformational and pivotal time as we are on track to begin a Phase 3 study for our lead program in phenylketonuria (PKU) in the second half of this year,” said Mr. Jensen. “I see great promise in the future of Synlogic as we advance our clinical-stage drug candidates and ongoing research to address unmet medical needs and change patients’ lives through Synlogic’s approach to treating diseases in entirely new ways through the promise of synthetic biology.”

Prior to joining Synlogic, Mr. Jensen was the CFO at Intrinsic Therapeutics, a commercial-stage medical device company focused on delivering treatments to improve surgical efficacy. Prior to Intrinsic, Mr. Jensen held financial leadership roles at several biotech and healthcare companies including Taconic Biosciences, Straumann North America, Siemens Healthcare Diagnostics, Novartis, and Novo Nordisk Inc. He holds a Master of Economics and Business Administration degree from Copenhagen Business School in Copenhagen, Denmark, and a Bachelor of Business Administration degree from Towson University in Baltimore, MD.

About Synlogic

Synlogic is a clinical-stage biotechnology company developing medicines through its proprietary approach to synthetic biology. Synlogic’s pipeline includes its lead program in phenylketonuria (PKU), which has demonstrated proof of concept with plans to start a pivotal, Phase 3 study in the second half of 2022, and additional novel drug candidates designed to treat homocystinuria (HCU) and enteric hyperoxaluria. The rapid advancement of these potential biotherapeutics, called Synthetic Biotics, has been enabled by Synlogic’s proprietary, reproducible, target-specific drug design. Synlogic uses programmable, precision genetic engineering of well-characterized probiotics to exert localized activity for therapeutic benefit, with a focus on metabolic and immunologic diseases. Synlogic is also working with Roche in a research collaboration focused on the discovery of a novel Synthetic Biotic for the treatment of inflammatory bowel disease and with Ginkgo Bioworks to include additional undisclosed preclinical assets, combining Synlogic’s approach to Synthetic Biotics with Ginkgo’s Codebase and Foundry services. For additional information visit www.synlogictx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, clinical development plans, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “promise,” “anticipate,” “believe,” “estimate,” “expect,” “on track,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Synlogic may identify forward-looking statements. Examples of forward-looking statements, include, but are not limited to, statements regarding the potential of Synlogic’s approach to Synthetic Biotics to develop therapeutics to address a wide range of diseases including: inborn errors of metabolism, and inflammatory and immune disorders; our expectations about sufficiency of our existing cash balance; the future clinical development of Synthetic Biotics; the approach Synlogic is taking to discover and develop novel therapeutics using synthetic biology; our research and other collaborations; and the expected timing of Synlogic’s clinical trials of SYNB1618, SYNB1934, SYNB1353 and SYNB8802 and availability of clinical trial data. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including: the uncertainties inherent in the clinical and preclinical development process; the ability of Synlogic to protect its intellectual property rights; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading “Risk Factors” in Synlogic’s filings with the SEC. The forward-looking statements contained in this press release reflect Synlogic’s current views with respect to future events. Synlogic anticipates that subsequent events and developments will cause its views to change. However, while Synlogic may elect to update these forward-looking statements in the future, Synlogic specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Synlogic’s view as of any date subsequent to the date hereof.

SOURCE Synlogic, Inc.

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